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                                 EXHIBIT 21.1

                SUBSIDIARIES OF BELLWETHER EXPLORATION COMPANY


                                                     State of Incorporation
                                                     ----------------------

     Bellwether Exploration Company                  Delaware
        Snyder Gas Plant Venture                     Texas
        West Monroe Gas Gathering Corporation        Louisiana
        NGL - Torch Gas Plant Venture                Texas
        Odyssey Petroleum Company                    Delaware
        Black Hawk Oil Company                       Texas
        TEAI Oil & Gas Company                       Texas